                                                                  CONFORMED COPY



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   -----------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) September 27, 1996

                             WHIRLPOOL CORPORATION
        --------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                      1-3932                 38-1490038
- ----------------------------        ---------------        -------------------
(State or other jurisdiction        (Commision File         (I.R.S. Employer
      of incorporation)                 number)            Identification No.)



      2000 M63 North, Benton Harbor, Michigan                    49022-2692
     ----------------------------------------------------------------------
     (Address of principal executive officers)                   (Zip Code)


                                (616)-923-5000
              --------------------------------------------------
              Registrant's telephone number, including area code
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Item 5.   Other Events
          ------------

     On September 27, 1996, the registrant reported that it expects third-quarter operating results, excluding restructuring, will be about 35 to 40 percent below those for the same 1995 period, caused primarily by a continued difficult economic and industry environment in Europe. The company has subsequently lowered its expectations for full-year results.

     The registrant also announced that it will take a restructuring charge of about $30 million that will reduce net earnings in the third quarter. The charge will be for previously announced streamlining of the registrant's Asian headquarters and a North American refrigeration operation.

Item 7.   Financial Statements and Exhibits
          ---------------------------------

     Exhibit 1
     ---------

     Copy of a press release dated September 27, 1996 regarding the company's anticipated earnings for the third quarter 1996.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    WHIRLPOOL CORPORATION
                                    Registrant



Date: September 30, 1996               By:  /s/  Daniel F. Hopp
                                          ---------------------------------
                                    Name:  Daniel F. Hopp
                                    Title:  Vice President, General
                                            Counsel and Secretary